CALVERT VARIABLE PRODUCTS, INC.

REVISED SCHEDULE A
AMENDED AND RESTATED
DISTRIBUTION AND SHAREHOLDER SERVICE PLAN

Schedule A
DISTRIBUTION PLAN CLASSES

Calvert VP SRI Large Cap Value Portfolio
Calvert VP S&P 500 Index Portfolio
Calvert VP S&P MidCap 400 Index Portfolio (Class I and Class F)
Calvert VP Nasdaq 100 Index Portfolio (Class I and Class F)
Calvert VP Russell 2000 Small Cap Index Portfolio (Class I and Class F)
Calvert VP EAFE International Index Portfolio (Class I and Class F)
Calvert VP Investment Grade Bond Index Portfolio (Class I and Class F)
Calvert VP Natural Resources Portfolio
Calvert VP Volatility Managed Moderate Portfolio (Class F)
Calvert VP Volatility Managed Moderate Growth Portfolio (Class F)
Calvert VP Volatility Managed Growth Portfolio (Class F)

Effective: October 30, 2015

Revised
Schedule A
to the
Rule 12b-1 Related Agreement (Form of Agreement)

A.     Class of Shares of the Corporation Subject to this Agreement:

Group A Portfolios:
Calvert VP S&P MidCap 400 Index Portfolio – Class F
Calvert VP Russell 2000 Small Cap Index Portfolio – Class F
Calvert VP EAFE International Index Portfolio – Class F

Group B Portfolios:
Calvert VP Volatility Managed Moderate Portfolio – Class F
Calvert VP Volatility Managed Moderate Growth Portfolio – Class F
Calvert VP Volatility Managed Growth Portfolio – Class F
Calvert VP Nasdaq 100 Index Portfolio – Class F
Calvert VP Investment Grade Bond Index Portfolio – Class F

B.     For all services rendered pursuant to the Rule 12b-1 Agreement, we shall pay you a fee calculated as follows:

Fee of 0.20% for each Group A Portfolio or 0.25% for each Group B Portfolio of the average daily net assets of the Fund (computed on an annual basis and payable each calendar quarter) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Corporation or its agent, designate your firm as the customer’s dealer or service provider of record.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund’s current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.

Effective: October 30, 2015